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                                                                EXHIBIT 23.1.(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement (Amendment No. 2) on Form S-3 of our reports on the financial statements of Embassy Suites - Tempe, Starwood Wichita Investors, L.P., Capitol Hill Suites, and French Quarter Square and the Schedules of Operating Revenue and Certain Expenses for the French Quarter Square, which appear on pages F126, F90-91, F112-113, F100 and F108, respectively, of the Starwood Lodging Trust's and Starwood Lodging Corporation's joint Registration Statement on Form S-2 dated June 29, 1995.
We also consent to the references to us under the heading "Expert" in such
Prospectus:


Property                                           Date of Report
--------                                           --------------
Embassy Suites--Tempe ............................. May 25, 1995
Starwood Wichita Investors, L.P. .................. January 27, 1995
The French Quarter Square ......................... March 3, 1995
                                                    Except Note 7, which
                                                    is as of May 11, 1995
Capitol Hill Suites ............................... March 2, 1995

PRICE WATERHOUSE LLP
Dallas, Texas
February 27, 1996